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                                                                  EXHIBIT (A)(9)
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                             LETTER TO PARTICIPANTS
                    IN THE 1996 EMPLOYEE STOCK PURCHASE PLAN
                               OF MCM CORPORATION

                           OFFER TO PURCHASE FOR CASH
              UP TO 35% OF THE OUTSTANDING SHARES OF COMMON STOCK

                                       OF

                                McM CORPORATION
                                       AT

                              $3.65 NET PER SHARE

                                       BY

                         IAT REINSURANCE SYNDICATE LTD.

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON FRIDAY, AUGUST 21, 1998, UNLESS THE OFFER IS EXTENDED.

                                                                   July 23, 1998

To Participants in the 1996 Employee Stock Purchase Plan of McM Corporation ("ESPP"):

     Enclosed for your consideration are an Offer to Purchase, dated July 23, 1998 (the "Offer to Purchase"), a related Letter of Transmittal and a Notice of Instructions (ESPP) (which, as amended from time to time, together constitute the "Offer") in connection with the offer by IAT Reinsurance Syndicate Ltd., a Bermuda corporation ("Purchaser"), to purchase up to 35% of the issued and outstanding shares of common stock, par value $1.00 per share (the "Shares"), of McM Corporation, a North Carolina corporation (the "Company"), at a price of $3.65 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer. The Offer is being made in connection with the Offer and Rights Agreement, dated as of July 16, 1998, between Purchaser and the Company (the "Offer and Rights Agreement").

     THE COMPANY IS THE HOLDER OF RECORD OF SHARES HELD FOR YOUR ACCOUNT IN THE ESPP. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY THE COMPANY AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY THE COMPANY FOR YOUR ACCOUNT.

     Accordingly, we request instructions as to whether you wish to have us tender on your behalf any or all of the Shares held in your ESPP account, upon the terms and subject to the conditions set forth in the Offer.

     Your attention is invited to the following:

          1. The tender price is $3.65 per Share, net to the seller in cash without interest.

          2. The Offer is being made for up to 35% of the outstanding Shares. If more than 35% of the issued and outstanding Shares are validly tendered at or prior to the Expiration Date (as defined in the Offer to Purchase), and not withdrawn, Purchaser will, upon the terms and subject to the conditions of the Offer, accept for payment and pay for 35% of the then issued and outstanding Shares on a pro rata basis (with adjustments to avoid purchases of fractional Shares), according to the number of Shares properly
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     tendered by each shareholder at or prior to the Expiration Date and not withdrawn. The McMillen Trust, which currently holds approximately 65% of the Shares, has agreed with Purchaser not to tender any of its Shares in the Offer. Accordingly, it is not anticipated that more than 35% of the outstanding Shares will be tendered or that proration will be required.

          3. The Board of Directors of the Company has unanimously approved the Offer, the Offer and Rights Agreement (as defined in the Offer to Purchase), has determined that the Offer and the Offer and Rights Agreement are fair to, and in the best interests of, the Company and the Company's shareholders and recommends that holders of Shares accept the Offer and tender their Shares pursuant to the Offer.

          4. The Offer, proration period and withdrawal rights will expire at 5:00 p.m., New York City time, on Friday, August 21, 1998, unless the Offer is extended.

          5. The Offer is conditioned upon, among other things, (i) there being validly tendered and not withdrawn prior to the expiration of the Offer such number of Shares that would represent at least 32% of the voting power of the outstanding Shares on a fully diluted basis at the expiration of the Offer, (ii) approval by the Court of Chancery of the State of Delaware of the Trust Purchase Agreement (as defined in the Offer to Purchase), (iii) approval of the Offer and the Related Transactions (as defined in the Offer to Purchase) by the Commissioners of Insurance in the States of North Carolina and California, (iv) any waiting period under the HSR Act (as defined in the Offer to Purchase) applicable to the purchase of Shares pursuant to the Offer having expired or having been terminated and (v) the satisfaction of certain other terms and conditions contained in the Offer to Purchase.

          6. Tendering shareholders will not be obligated to pay brokerage fees or commissions or, except as otherwise provided in Instruction 6 of the Letter of Transmittal, stock transfer taxes with respect to the purchase of Shares by Purchaser pursuant to the Offer.

          7. Shares in ESPP accounts as to which we have not received instructions from participants will not be tendered in the Offer.

          8. Each tendering shareholder is required to provide the Depositary with a correct Taxpayer Identification Number ("TIN") on the Substitute Form W-9 which is provided under "Important Tax Information" below, and to certify, under penalties of perjury, that such number is correct and that such shareholder is not subject to backup withholding of federal income tax. If a tendering shareholder has been notified by the Internal Revenue Service that such shareholder is subject to backup withholding, such shareholder must cross out item (2) of the Certification box of the Substitute Form W-9, unless such shareholder has since been notified by the Internal Revenue Service that such shareholder is no longer subject to backup withholding. Failure to provide the information on the Substitute Form W-9 may subject the tendering shareholder to 31 percent federal income tax withholding on the payment of the purchase price of all Shares purchased from such shareholder. If the tendering shareholder has not been issued a TIN and has applied for one or intends to apply for one in the near future, such shareholder should write "Applied For" in the space provided for the TIN in Part I of the Substitute Form W-9, and sign and date the Substitute Form W-9. If "Applied For" is written in Part I and the Depositary is not provided with a TIN within 60 days, the Depositary will withhold 31 percent on all payments of the purchase price to such shareholder until a TIN is provided to the Depositary.

          9. Cash received from any Shares in your ESPP account tendered and accepted for payment by the Purchaser will be distributed to participants by check (less applicable federal withholding taxes) and any Shares in your ESPP account tendered but not accepted by the Purchaser will remain in your account.

     If you wish to have us tender any or all of the Shares held in your ESPP account, please so instruct us by completing, executing, detaching and returning to Wachovia Bank, N.A. (the "Depositary") the instruction form contained in this letter. An envelope to return your instruction to the Depositary is enclosed. The Depositary will receive such instruction form on our behalf and is hereby authorized and instructed to forward such instruction form to us. If you authorize tender of your Shares in your ESPP account, all such Shares will be tendered unless otherwise indicated in such instruction form. PLEASE FORWARD YOUR INSTRUCTIONS TO THE DEPOSITARY SO THAT THEY ARE RECEIVED BY THE DEPOSITARY NO
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LATER THAN 5:00 P.M., NEW YORK CITY TIME, ON WEDNESDAY, AUGUST 19, 1998, TO
ALLOW THE COMPANY AMPLE TIME TO TENDER YOUR SHARES ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

     The Offer is made only by the Offer to Purchase and the related Letter of Transmittal and is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares in any jurisdiction in which the Offer or the acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. However, Purchaser may, in its discretion, take such action as it may deem necessary to make the Offer in any jurisdiction and extend the Offer to holders of Shares in such jurisdiction. In those jurisdictions where securities laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Purchaser by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

     Any inquiries you may have with respect to your ESPP account should be addressed to Michael Blinson, Corporate Secretary of the Company at (919) 833-1600, and any inquiries you may have with respect to the Offer should be addressed to MacKenzie Partners, Inc. (the "Information Agent") at its address and telephone number set forth on the back cover page of the Offer to Purchase.

                                          Very truly yours,

                                          McM Corporation

                         NOTICE OF INSTRUCTIONS (ESPP)
                        To Tender Shares of Common Stock
                                       of
                                McM CORPORATION
             PURSUANT TO THE OFFER TO PURCHASE DATED JULY 23, 1998
                                       OF

                         IAT REINSURANCE SYNDICATE LTD.

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW
YORK CITY TIME, FRIDAY, AUGUST 21, 1998, UNLESS THE OFFER IS EXTENDED.

                        The Depositary for the Offer is:
                              WACHOVIA BANK, N.A.

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
                    By Registered Mail:                                     By Overnight Courier or Hand:
                  c/o Wachovia Bank, N.A.                                      c/o Wachovia Bank, N.A.
                   Shareholder Services                                    Shareholder Services Department
                       P.O. Box 3001                                           Wachovia East Building,
            Winston-Salem, North Carolina 27102                                       2nd Floor
                                                                               301 North Church Street
                                                                         Winston-Salem, North Carolina 27101

     The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated July 23, 1998 (the "Offer to Purchase"), the related Letter of Transmittal and this Notice of Instructions (ESPP)(which, as amended from time to time, together constitute the "Offer"), in connection with the offer by IAT Reinsurance Syndicate Ltd., a Bermuda corporation (the "Purchaser"), to purchase up to 35% of the issued and outstanding shares of common stock, par value $1.00 per share (the "Shares"), of McM Corporation, a North Carolina corporation (the "Company").

     This will instruct the Company to tender to the Purchaser the number of Shares indicated below (or if no number is indicated below, all Shares) which are held by the Company in the Employee Stock Purchase Plan of MCM Corporation ("ESPP") for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

     NOTE: Shares in ESPP accounts as to which the Company has not received instructions will not be tendered in the Offer.
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Number of Shares to Be Tendered(1)                          Shares
                                   ------------------------

                                   SIGN HERE

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                                  Signature(s)

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                                (Print Name(s))

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                  (Daytime Area Code and Telephone Number(s))

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             (Taxpayer Identification or Social Security Number(s))

(1) Unless otherwise indicated, it will be assumed that all Shares held by the Company for your account are to be tendered.

                           IMPORTANT TAX INFORMATION

     Under the federal income tax law, a holder whose tendered Shares are accepted for payment is required to provide the Depositary (as payer) with such holder's correct TIN on Substitute Form W-9 below. If such holder is an individual, the TIN is such holder's social security number. If the Depositary is not provided with the correct TIN, the holder may be subject to a $50 penalty imposed by the Internal Revenue Service. In addition, payments that are made to such holder with respect to Shares purchased pursuant to the Offer may be subject to backup withholding of 31 percent (as described below).

     Certain holders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order for a foreign individual to qualify as an exempt recipient, such individual must submit an Internal Revenue Service Form W-8, signed under penalties of perjury, attesting to such individual's exempt status. A Form W-8 may be obtained from the Depositary. See the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional instructions.

     If backup withholding applies, the Depositary is required to withhold 31 percent of any payments made to the holder. Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service.

PURPOSE OF SUBSTITUTE FORM W-9

     To prevent backup withholding on payments that are made to a holder with respect to Shares purchased pursuant to the Offer, the holder is required to notify the Depositary of such holder's correct TIN by completing the form below certifying (a) that the TIN provided on Substitute Form W-9 is correct (or that such holder is awaiting a TIN), and (b) that (i) such holder is exempt from backup withholding, (ii) such holder has not been notified by the Internal Revenue Service that such holder is subject to backup withholding as a result of a failure to report all interest or dividends or (iii) the Internal Revenue Service has notified such holder that such holder is no longer subject to backup withholding.

WHAT NUMBER TO GIVE THE DEPOSITARY

     The holder is required to give the Depositary the social security number or employer identification number of the holder of the Shares tendered hereby. If the tendering holder has not been issued a TIN and has applied for a number or intends to apply for a number in the near future, the holder should write
"Applied For" in the space provided for the TIN in Part I, and sign and date the
Substitute Form W-9. If "Applied For" is written in Part I and the Depositary is not provided with a TIN within 60 days, the Depositary will withhold 31 percent of all payments of the purchase price to such holder until a TIN is provided to the Depositary.
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                       PAYER'S NAME: WACHOVIA BANK, N.A.
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
   SUBSTITUTE                       PART I -- Taxpayer Identification
   FORM W-9                         Number -- For all accounts, enter taxpayer         ------------------------------
                                    identification number in the box at right.             Social Security Number
                                    (For most individuals, this is your social
                                    security number. If you do not have a              ------------------------------
                                    number, see "Obtaining a Number" in the            Employer Identification Number
                                    enclosed Guidelines.) Certify by signing       (If awaiting TIN, write "Applied For")
                                    and dating below. Note: If the account is
                                    in more than one name, see the chart in the
                                    enclosed Guidelines to determine which
                                    number to give the payer.
                                   ---------------------------------------------------------------------------------------
   DEPARTMENT OF THE TREASURY       PART II -- For Payees Exempt From Backup Withholding, see the enclosed Guidelines
   INTERNAL REVENUE SERVICE         and complete as instructed therein.
                                   ---------------------------------------------------------------------------------------
   OR                               CERTIFICATION -- Under penalties of perjury, I Certify That:
                                      (1) The number shown on this form is my correct Taxpayer Identification Number
                                    (or I am waiting for a number to be issued to me), and
   PAYER'S REQUEST FOR TAXPAYER       (2) I am not subject to backup withholding either because (a) I am exempt from
   IDENTIFICATION NUMBER ("TIN")    backup withholding, (b) I have not been notified by the Internal Revenue Service
                                    (the "IRS") that I am subject to backup withholding as a result of failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding.

                                      CERTIFICATE INSTRUCTIONS -- You must cross out item(2) above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item (2). (See also instructions in the enclosed
                                    Guidelines.)

                                   Signature                                    Date
                                             ---------------------------------       -------------------------------

   NOTE:  FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 31% OF ANY PAYMENT MADE TO YOU
          PURSUANT TO THE OFFER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER
          ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.
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